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                                   EXHIBIT 23

                          PACIFIC GREYSTONE CORPORATION
                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and
Shareholders of
Pacific Greystone Corporation


     We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Amended and Restated 1995 Eligible Directors Stock Option Plan (No. 333-07117), 1996 Stock Option and Award Plan (No. 333-07115) and 1996 Employee Stock Purchase Plan (No. 333-06985) of Pacific Greystone Corporation of our report dated January 24, 1997, with respect to the consolidated financial statements of Pacific Greystone Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                  /S/ ERNST & YOUNG LLP

Los Angeles, California
February 6, 1997